Exhibit h 1 x

AMENDMENT

TO

AMENDED AND RESTATED
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is effective as of the 29th day of February, 2016, by and among The MainStay Funds, a Massachusetts business trust, and MainStay Funds Trust, a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”) and NYLIM Service Company LLC, a Delaware limited liability company, having its principal office and place of business at 169 Lackawanna Avenue, Parsippany, New Jersey 07054 (“NSC”).

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008, as amended (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement.

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

THE MAINSTAY FUNDS

By: /s/ Jack R. Benintende

Name: Jack R. Benintende

Title:   Treasurer and Principal Financial and Accounting Officer

MAINSTAY FUNDS TRUST

By: /s/ Jack R. Benintende

Name: Jack R. Benintende

Title:   Treasurer and Principal Financial and Accounting Officer

NYLIM SERVICE COMPANY LLC

By: /s/ Brian D. Wickwire

Name: Brian D. Wickwire

Title:   President

IN WITNESS WHEREOF, each of the Funds listed below and NYLIM Service Company LLC have agreed upon this Transfer Agency Fee Schedule and have caused this Transfer Agency Fee Schedule to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year first written above.

THE MAINSTAY FUNDS

By: /s/ Jack R. Benintende

Name: Jack R. Benintende

Title:   Treasurer and Principal Financial and Accounting Officer

MAINSTAY FUNDS TRUST

By: /s/ Jack R. Benintende

Name: Jack R. Benintende

Title:   Treasurer and Principal Financial and Accounting Officer

NYLIM SERVICE COMPANY LLC

By: /s/ Brian D. Wickwire

Name: Brian D.Wickwire

Title:   President